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FS KKR Capital Corp.

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2026 Annual Meeting To be held Thursday, June 18, 2026 Meeting Agenda Not Voted Vote by June 17, 2026 11:59 p.m. ET Documents to Review Before You Vote: Select a document Proposal(s) For holders as of Thursday, April 23, 2026. Votes can be changed until the voting deadline. Make your selections below. Shares available: 0 1. Vote Board of Directors: Vote Directors Individually Election of Director: Michael J. Hagan 4/30/26, 3:00 PM ProxyVote - Meeting Agenda https://east.proxyvote.com/pv/agnfwd/en_us;jsessionid=DB6FBC35D9380610C39FFFB9050BC6FC 1/3

Election of Director: Jeffrey K. Harr Election of Director: James H. Kropp Election of Director: Elizabeth J. Sandler Board Recommendation: For For All Withhold All Reset 2. To approve a proposal to allow the Company in future offerings to sell its shares below net asset value per share order to provide flexibility for future sale Board Recommendation: For For Against Abstain Reset 3. To approve a proposal to authorize the Company, with the approval of the Company's board of directors, to issue warrants, options or rights to subscribe for, convert to, or purchase shares of the Company's common stock in one or more offering Board Recommendation: For For Against Abstain Reset By clicking Submit Vote, I am hereby appointing a proxy. Submit Vote Reset All CUSIP: 302635 © 2026 Broadridge Financial Solutions, Inc. ProxyVote and Broadridge are registered trademarks of Broadridge Financial Solutions, Inc. CUSIP is a registered trademark of the American Bankers Association. All other trademarks belong to their respective owners. 4/30/26, 3:00 PM ProxyVote - Meeting Agenda https://east.proxyvote.com/pv/agnfwd/en_us;jsessionid=DB6FBC35D9380610C39FFFB9050BC6FC 2/3

Accessibility Statement Privacy Statement Terms of Use & Linking Policy 4/30/26, 3:00 PM ProxyVote - Meeting Agenda https://east.proxyvote.com/pv/agnfwd/en_us;jsessionid=DB6FBC35D9380610C39FFFB9050BC6FC 3/3